Exhibit 99.2

Replimune Announces Pricing of Upsized Public Offering

Boston, MA — October 22, 2020 — Replimune Group, Inc. (Nasdaq: REPL), a biotechnology company developing oncolytic immuno-gene therapies derived from its Immulytic™ platform, today announced the pricing of its public offering of 4,687,500 shares of its common stock at a public offering price of $40.00 per share. In addition, in lieu of common stock to certain investors, Replimune today announced the pricing of its public offering of pre-funded warrants to purchase 1,562,500 shares of its common stock at a purchase price of $39.9999 per pre-funded warrant, which equals the public offering price per share of the common stock less the $0.0001 per share exercise price of each pre-funded warrant. The aggregate gross proceeds from the offering are expected to be approximately $250 million, before deducting the underwriting discounts and commissions and estimated offering expenses payable by Replimune. All securities in the offering are being offered by Replimune. In addition, Replimune has granted the underwriters a 30-day option to purchase up to an additional 937,500 shares of its common stock from Replimune at the public offering price, less the underwriting discounts and commissions. The offering is expected to close on October 26, 2020, subject to the satisfaction of customary closing conditions.

J.P. Morgan Securities LLC, SVB Leerink LLC and Barclays Capital Inc. are acting as joint book-running managers for the offering. Wedbush Securities Inc. is acting as lead manager for the offering and Roth Capital Partners, LLC is acting as co-manager for the offering.

A preliminary prospectus supplement and a free writing prospectus relating to and describing the terms of the offering were filed with the Securities and Exchange Commission (the “SEC”) on October 20, 2020 and October 21, 2020, respectively. The final prospectus supplement relating to the offering will be filed with the SEC. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, by visiting EDGAR on the SEC website at www.sec.gov or from: J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204, or by e-mail at prospectus-eq_fi@jpmorgan.com; SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at (800) 808-7525, ext. 6132, or by e-mail at syndicate@svbleerink.com or Barclays Capital Inc., Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone: 1-888-603-5847, or by e-mail at barclaysprospectus@broadridge.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

The shares of common stock and the pre-funded warrants described above are being offered by Replimune pursuant to its shelf registration statement on Form S-3, including a base prospectus, that was previously filed by Replimune with the SEC on August 11, 2020 and declared effective by the SEC on August 26, 2020.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Replimune

Replimune Group, Inc., headquartered in Woburn, MA, was founded in 2015 to develop the next generation of oncolytic immuno-gene therapies for the treatment of cancer. Replimune is developing novel, proprietary therapeutics intended to improve the direct cancer-killing effects of selective virus replication and the potency of the immune response to the tumor antigens released. Replimune’s Immulytic™ platform is designed to maximize systemic immune activation, in particular to tumor neoantigens, through robust viral-mediated immunogenic tumor cell killing and the delivery of optimal combinations of immune-activating proteins to the tumor and draining lymph nodes.

Forward-Looking Statements

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our public offering, our goals to develop and commercialize our product candidates, the gross proceeds we expect to receive from our public offering, and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, and which could cause actual results to differ materially from those contemplated in such forward-looking statements. These factors include risks related to market conditions, the completion of our public offering on the anticipated terms or at all, our limited operating history, our ability to generate positive clinical trial results for our product candidates, the costs of operating our in-house manufacturing facility, the timing and scope of regulatory approvals, changes in laws and regulations to which we are subject, competitive pressures, our ability to identify additional product candidates, political and global macro factors including the impact of the coronavirus as a global pandemic and related public health issues, and other risks as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the SEC, and in the preliminary prospectus supplement, the free writing prospectus, the final prospectus supplement, once filed with the SEC, and the accompanying prospectus. Our actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

Investor Inquiries
Chris Brinzey
Westwicke, an ICR Company
339.970.2843
chris.brinzey@westwicke.com